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                                                                     EXHIBIT 4.8

                                                  TRANSLATED FOR REFERENCE ONLY.

                             EQUITY PLEDGE AGREEMENT

This Equity Pledege Agreement (this "Agreement") is entered into by and among the following parties on June 8, 2007 in Beijing:

Party A: Aero-Biotech Science & Technology Co., Ltd.
Domicile: A333, 6th Floor, Golden Resources Shopping Mall, No. 1 Yuanda Road, Haidian District, Beijing (the "Pledgee");

Party B: Li Juan, a Chinese citizen, identity card number: 420983197609010023;

Party C: Qian Zhaohua, a Chinese citizen, identity card number: 130224670510033;

Party D: Xue Zhixin, a Chinese citizen, identity card number: 140102621023081;

Party E: Zhang Mingshe, a Chinese citizen, identity card number:
140104710212037;

(Parties B, C, D and E above individually or collectively referred to as the "Pledgor(s)")

Party F: Primalights III Agriculture Development Co., Ltd.
Domicile: Middle Area of Highway 73, Zhuang Er Shang Village, Huang Ling Rural Area, Xiaodian District, Taiyuan City (hereinafter referred to as "P3A").

WHEREAS:

1. P3A, i.e. Party F, is a limited liability company registered, established and validly existing in Taiyuan City, Shanxi Province, PRC under the laws of the People's Republic of China (hereinafter referred to as "China", excluding Hong Kong Special Administrative Region, Macao Special Administrative Regions and Taiwan in this Agreement);

2. The Pledgors are the legal and valid shareholders of P3A and hold all the equity interest in P3A legally whereby Parties B, C, D and E own 40%, 30%, 25% and 5% of the equity interest, respectively;

3. The Pledgee is a wholly foreign owned enterprise legally established and validly existing under the laws of China. It provides technical support, technology consulting and related services to P3A. It has become a major cooperative partner of P3A;

4. On June 8, 2007, the Pledgee and P3A have entered into the "Exclusive Technology Development, Technology Support and Technology Service Agreement", "Proprietary Technology License Agreement" and "Exclusive Consultancy Service Agreement". The Pledgors agree to pledge their equity interest in P3A as a security for the performance of all P3A's obligations under the aforementioned agreements;

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5.   On June 8, 2007, the Pledgee and the Pledgors and P3A have signed the
     "Exclusive Call Option Agreement". The Pledgors agree to pledge their equity interest in P3A as a security for the performance of all the obligations of P3A and themselves under such "Exclusive Call Option Agreement";

NOW, THEREFORE, the Pledgee and the Pledgors, through friendly consultation, reach the agreement as follows.

ARTICLE 1 DEFINITIONS

Except as otherwise stipulated herein, the following terms shall mean:

1.1  "Pledge" refers to the full content of Article 2 hereunder.

1.2 "Equity " means the entire equity interest in P3A which legally held by the Pledgors.

1.3 "Main Contract" includes "Proprietary Technology License Agreement", "Exclusive Technology Development, Technology Support and Technology Service Agreement", "Exclusive Consultancy Service Agreement", "Exclusive Call Option Agreement" and any amendment and supplement thereof.

1.4 "Secured Party" refers to other contract party under each Main Contract except the Pledgee.

1.5 "Secured Debt" means all contractual obligations under each Main Contract, including (but not limited to) interest, default fine, compensation, expenses incurred by the Pledgee in realizing the debt.

1.6  "Event of Default" refers to any event specified in Article 7.1 hereof.

1.7 "Notice of Default" means the notice of default to be issued by the Pledgee pursuant to this Agreement.

ARTICLE 2 PLEDGE

The Pledgors hereby pledges all equity interest it owns in P3A to the Pledgee as a security for the performance of the Secured Debt under Main Contract by the Secured Party. Accordingly, the Pledgee enjoys the Pledge of all the Equity of the Pledgor in P3A. "Pledge" refers to the rights owned by the Pledgee, who is entitled to a priority in receiving payment by the evaluation or proceeds from the auction or sale of the Equity pledged by the Pledgor to the Pledgee.

ARTICLE 3 REGISTRATION OF PLEDGE

3.1 Within one (1) week after the signing of this Agreement, P3A shall, and the Pledgor shall cause P3A, to record the Pledge specified in Article 2 above, on the Register of Shareholders of P3A, and deliver the copy of the Register of

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     Shareholders chopped with the official seal of P3A and the original of equity contribution certificate of P3A to the Pledgee for custody.

3.2 After the signing of this Agreement, the Pledgors shall, in accordance with the Pledgee's written request which may be made by the Pledgee from time to time, together with the Pledgee, notarize this Agreement as well as the Pledgee's Pledage Right recorded in the Register of Shareholders and equity contribution certificate as set forth in Article 3.1 hereof at a local notary public office where P3A is domiciled.

3.3 The parties agree to take it best effort to cause the pledge under this Agreement to be registered at the industrial and commercial administrative departments where P3A is registered. The parties confirm that, unless the registration in the industrial and commercial administrative of the pledge is mandatory in law, the effectiveness and validity of the Pledge stipulate in Article 2 above shall not be affected after all parties signed this Agreement, even if the Pledge under this Agreement cannot be registered at the industry and commerce administration departments where P3A is registered.

ARTICLE 4 RIGHTS OF THE PLEDGEE

4.1 When the Secured Party does not perform any obligation under the Main Contract, the Pledgee is entitled to be first compensated from money converted from or the proceeds from the auction or sale of the pledged Equity of P3A.

4.2 The Pledgee is entitled to receive the dividends and other property distribution arising from the pledged Equity.

ARTICLE 5 REPRESENTATION AND WARRANTY OF PLEDGORS

5.1  Pledgors are the legitimate owners of the Equity;

5.2 Pledgors fully understands the contents of the Main Contract. The signing and the performance of this Agreement are voluntary, and it is expressing true meaning. The Pledgors are legally authorized to sign;

5.3 All documents, information, statements and other evidence which Pledgors provided to the Pledgee are accurate and true, complete and valid;

5.4 Pledgors admit that the Pledgee has the right to dispose and transfer the Pledge, according to the method stipulated in this Agreement and within the scope of the legal restrictions in China;

5.5 Except for the interest of the Pledgee, Pledgors have not placed other pledge, any other kinds of rights or any third party right on the Equity;

5.6 Every Pledgor has already obtained the consent of the other shareholders of P3A to pledge the Equity. And all the shareholders have unanimously consent that,

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     when Pledgee exercises the right of the Pledge, the shareholders will not interfere by any means, and that they will not exercise the pre-emptive right.

ARTICLE 6 UNDERTAKING OF PLEDGORS

In addition to the obligations specified in this Agreement, the Pledgor undertakes as follows:

6.1 During the duration of this Agreement, the Pledgors' promise to the Pledgee for its benefit that the Pledgors shall:

6.1.1 Except for transferring the Equity to the Pledgee, without the prior written consent of Pledgee, Pledgors cannot transfer the Equity, cannot create or permit the existence of any pledge which may affect the rights and interests of Pledgee, or cause the shareholders meeting of P3A to pass any resolution to sell / transfer / pledge or by means of other way to dispose any Equity of the company, or to allow the creation of any other security interests; unless prior written consent of the Pledgee, Pledgors shall vote / cause his nominated P3A Directors to vote at P3A's board meeting and/or by other means to object P3A to sell / transfer / pledge or by other way of disposing of any major assets, including (but not limited to) any intellectual property rights.

6.1.2 If the pledged Equity under this Agreement is subjected to any compulsory measures implemented by a court or other departments for any reason, the Pledgors shall use all efforts, including (but not limited to) provide other security or adopt other measure to the court, in order to dismiss the compulsory measures taken by the Court or other departments over the pledged Equity.

6.1.3 The Pledgors shall comply with and implement all relevant laws and regulations regarding the rights for pledge. Within five (5) days upon receipt of any competent authority's notice, order or suggestion about the Pledge, the Pledgors shall deliver such notice, order or suggestion to the Pledgee, and comply with such notice, order or suggestion, or raised objections and representations in accordance with the Pledgee's reasonable request or the consent on the foregoing matters.

6.1.4 The Pledgors shall timely notify the Pledgee of any event or received notice which may affect the Pledgor's Equity or any part of its right, and any event or any received notice which may change any of the Pledgor's warranty and obligation under this Agreement.

6.2 The Pledgors agree that, when the Pledgee exercises its rights on the Pledge in accordance with the provisions under this Agreement and within the scope permitted by the Chinese laws, the Pledgee's right shall not be suspended or inhibited by any legal procedure launched by the Pledgors or any successors of the Pledgors or any person authorized by the Pledgors or any other person.

6.3 The Pledgors promise to the Pledgee that, in order to protect or perfect the security for the Secured Debt, the Pledgors shall execute in good faith and cause

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     other parties who have interests in the Pledge to sign all the title certificates, contracts, and / or perform and cause other parties who have interest to take action as required by the Pledgee; and provide convenient access to exercise the rights and authorization vested in the Pledgee under this Agreement.

6.4 The Pledgors promise to the Pledgee that they will execute all amendment documents (if applicable and necessary) in connection to the Certificate of Equity with the Pledgee or its designated person (natural person/legal person) and provide all the notice, order or decision related to the Pledge to the Pledgee by who considers to be necessary within a reasonable time.

6.5 The Pledgors promise to the Pledgee to comply with and perform all the guarantees, undertakings, contracts, representations and conditions for the benefits of the Pledgee. If the Pledgors do not perform or do not fully perform its guarantees, undertakings, contracts, representations and conditions, the Pledgors shall compensate the Pledgee for all the losses suffered by the Pledgee.

ARTICLE 7 EVENT OF DEFAULT

7.1  The following events are regarded as events of default:

7.1.1 The Secured Party fails to perform as due, fully perform any one of the Secured Debt Failure under the Main Contract;

7.1.2 The statements or guarantees made by the Pledgors, specified in Article 5, contain any material misleading or false information, and/or the Pledgor's breach of the any waranties set forth in Article 5;

7.1.3 The Pledgor's breach of the undertakings specified in Article 6;

7.1.4 The Pledgor's breach of any other provisions herein;

7.1.5 The Pledgor waives the pledged Equity or transfer the pledged Equity without Pledgee's prior written consent;

7.1.6 Any other external borrowing, warrant, compensation, undertakings or other liabilities of the Pledgors: (1) is required for an early repayment or performance prior to the scheduled date due to any breach; or (2) is due but can not be repaid or perform as scheduled, which causes the Pledgee to believe that the Pledgors' capacity to perform the obligations under this Agreement is affected;

7.1.7 P3A is incapable to repay the general debts unsecured or other debts;

7.1.8 This Agreement becomes illegal or the Pledgor fails to continue perform its obligations under this Agreement due to any reason with the exception of force majeure;

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7.1.9 An adverse change occurs to the property owned by the Pledgor, which causes the Pledgee to believe that the Pledgor's capability to perform the obligations under this Agreement is affected;

7.1.10 A material adverse change occurs to the assets, operation result or finance of P3A;

7.1.11 The successor or agent of P3A can only perform part of the Main Contract or refuse to perform the Main Contract;

7.1.12 The Pledgor breaches other provisions of this Agreement through any act or omission of act.

7.2 If the Pledgor knows or is aware of any events set forth in Article 7.1 herein or any events which may result in the foregoing events has happened or is going on, the Pledgor shall give written notice to the Pledgee immediately.

7.3 Unless the events of default set forth in Article 7.1 herein have been resolved to the Pledgee's satisfaction, the Pledgee may give written notice of default to the Pledgor at any time after the occurrence of such events of default and require the Pledgor to repay the debts or other payables under the Main Contract immediately or exercise its Pledge as specified in
     Article 8 herein.

ARTICLE 8 EXERCISE OF THE PLEDGE

8.1 Subject to the stipulation set forth in Article 6.1.1 herein, before the Secured Party has fully performed its obligation under the Main Contract, the Pledgor shall not transfer the pledged Equity without the Pledgee's written consent.

8.2 The Pledgee shall give notice of default to the Pledgor when the Pledgee exercises the right of Pledge.

8.3 Subject to Article 7.3 herein, the Pledgee may exercise its right of disposal of the Pledge at the time or at any time after the notice of default is issued in accordance of Article 7.3.

8.4 The Pledgee is entitled to a priority in receiving payment by the evaluation or proceeds from the auction or sale of whole or part of the Equity pledged herein in accordance with legal procedure until the outstanding debt and all other payables of the Pledgor under the Main Contract are repaid.

8.5 The Pledgor shall not hinder any obstacle when the Pledgee execute his disposal right hereunder. The Pledgor shall provide necessary assistance so that the Pledgee could realize his Pledge.

ARTICLE 9 ASSIGNMENT OF CONTRACT

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9.1  The Pledgor or P3A shall not transfer any right and obligation under this
     Agreement, unless agreed by the Pledgee in advance.

9.2 This Agreement shall be binding upon the Pledgor and its successors, and this Agreement shall also be binding upon the Pledgee and each of its successor and permitted assignee.

9.3 The Pledgee may transfer all or any rights and obligations hereunder to designated assigners (natural person/ legal person) with the permit by applicable law, in which case the assignee shall enjoy and undertake the same rights and obligations herein of the Pledgee as if the rights and obligations shall be enjoyed and born by any party of this Agreement. When the Pledgee transfers the rights and obligations under the Main Contract, and such transfer shall only need to serve a written notice to the Pledgor, and the Pledgor shall sign the relevant contracts and/or documents as requested by the Pledgee.

9.4 A new pledge contract shall be signed between the new parties to the pledge after the change of Pledgee caused by the pledge transfer.

ARTICLE 10 EFFECTIVENESS

This Agreement is signed on the date set forth in the first page and shall become effective on the day on which the Pledge is recorded on the Register of Shareholder of P3A.

ARTICLE 11 TERMINATION

This Agreement terminates when the Secured Debt under the Main Contract has been repaid and the Pledgor will not undertake any obligations under the Main Contract. The Pledgee shall provide necessary assistance in dealing with the formalities for releasing the Pledge on the Equity within the earliest reasonable and practicable time.

ARTICLE 12 FORMALITIES FEES AND OTHER CHARGES

12.1 All the fees and actual expenses incurred due to the conclusion and performance of this Agreement, including but not limited to, legal fee, cost of production, stamp duty, and any other taxes and charges, etc shall be payable and borne by the Pledgor. If the Pledgee pays the relevant taxes in accordance with laws, the Pledgor shall fully indemnify the Pledgee such taxes paid by the Pledgee.

12.2 The Pledgee may seek recourse against the Pledgor by any means or any ways if the Pledgor fails to pay any payable taxes, expenses or charges for other reasons in accordance with this Agreement. The Pledgor shall be responsible for all the fees incurred, including but not limited to, all kinds of taxes, formalities fees, management fees, litigation fees, attorney's fees and various insurance premiums in connection with the disposition of the Pledge, etc., by the Pledgor.

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ARTICLE 13 FORCE MAJEURE

13.1 "Force majeure" means any event beyond the reasonable control of the party and cannot be prevented with reasonable care of the affected party, such event of Force Majeure includes, but is not limited to, acts of government, acts of nature, fire, explosion, typhoon, floods, earthquake, tidal wave, lightning or war. Nevertheless, lack of credit, capital or finance shall not be considered as an event beyond a party's reasonable control. The affected party shall notify the other parties of such event resulting in exemption without any delay.

13.2 Shall either party hereto be delayed or prevented from performing its obligations hereunder due to Force Majeure events as defined in Article 13.1, the affected party may be exempted from performing its obligation hereunder to the extent delayed or prevented by Force Majeure events. The affected party shall take reasonable endeavors to minimize or remove the effects of the events of Force Majeure and attempt to resume performance of the obligations delayed or prevented by the events of Force Majeure. The parties agree to use reasonable efforts to resume the performance of the obligation whenever and to the extent the causes are removed.

ARTICLE 14 CONFIDENTIALITY

Undersigned hereby acknowledge and confirm that any oral or written materials exchanged hereto are confidential information. The parties shall keep all confidential information in confidence and shall not disclose any item of confidential information to any third party, without other party's prior written consent, however, either of the following cases shall be excepted: (a) the information is already or to be make known to the public (the disclosure is not made by the recipient without authorization; (b) the information is disclosed as required by applicable laws or rules and regulations of stock exchange; or (c) the information disclosed by any party to its legal consultant or financial advisors in connection with or in the execution of this Agreement. It is also necessary for the legal consultant and financial advisors to undertake confidentiality obligations and liabilities. The breach of confidentiality of any party's employees, agents or advisers shall be deemed as the act of the party; therefore, it shall be liable for the breaching responsibilities in accordance with this Agreement.

ARTICLE 15 DISPUTE RESOLUTION

15.1 This Agreement shall be construed and governed by the laws and regulations of the People's Republic of China.

15.2 All the disputes in connection with or in the execution of this Agreement shall be settled by the parties through friendly consultations. In case no settlement to the disputes can be reached by the parties through such consultations, the disputes shall be submitted to China International Economic and Trade Arbitration Commission for arbitration. The arbitration shall take place in Beijing, China, and be conducted in Chinese according to the provisional procedures and rules of

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     the China International Economic and Trade Arbitration Commission. The
     arbitration award shall be final and binding on the parties.

ARTICLE 16 NOTICE

Notices required to be given by the parties for the purpose of performing the rights and obligations pursuant to this Agreement shall be in writing, including facsimile transmission. The dates of receipt of such notices shall be determined as follows:

(a) Notices sent by personal delivery shall be deemed effectively delivered on the date of personal delivery;

(b) Notices sent by facsimile transmission shall be deemed effectively delivered when dispatched on its transmittal or on the first business day following the date of transmission when it is not a business day or received after the business hours.

Address for notices is the address set forth in the first page or other address may be designated through notification to the other parties.

Party A: Aero-Biotech Science & Technology Co., Ltd.
Address: A333, 6th Floor, Golden Resources Shopping Mall, No. 1 Yuanda Road,
         Haidian District
Fax:     010-6210 9899
Tel:     010-6210 9288

Party B: Li Juan
Address: Units 1& 8, 17th  Floor,  Duty-free  Business  Building,  No.6 Fu Hua
         First  Road,  Futian District, Shenzhen City
Fax      0755-8276 6965
Tel:     0755-8276 6980

Party C: Qian Zhaohua
Address: Room 716, Huan Tai Building, South Street, Zhong Guan Cun, Haidian
         District, Beijing
Fax:     010-62109298
Tel:     010-62109299

Party D: Xue Zhixin
Address: 25th Floor, Jin Gang Hotel, No.91 Bing Zhou North Road, Taiyuan City,
         Shanxi Province
Fax:     0351-4727112
Tel:     0351-4727118

Party E: Zhang Mingshe
Address: 25th Floor, Jin Gang Hotel, No.91 Bing Zhou North Road, Taiyuan City,
         Shanxi Province
Fax:     0351-472 7111
Tel:     0351-472 7111

Party F: Primalights III Agriculture Development Co., Ltd.

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Address: Middle of Highway 73, Zhuang Er Shang Village,  Huang Ling Rural
         Area, Xiaodian District, Taiyuan City
Fax      0351-712 3671
Tel:     0351-787 0123

ARTICLE 17 INTEGRATION OF CONTRACT

Notwithstanding Article 10, the parties agree that this Agreement constitute the entire agreement and understanding of the parties, superseding any and all prior written and oral representations, understandings, agreements and arrangements related thereto.

ARTICLE 18 SEVERABILITY

If and to the extent any provision of this Agreement is held invalid or unenforceable under applicable law, such provision thereof shall be ineffective as to the jurisdiction in which it is invalid or unenforceable. The invalidity or unenforceability of such provision in that jurisdiction shall not in any way affect the validity or enforceability of any other provision in any jurisdiction.

ARTICLE 19 AMENDMENT AND SUPPLEMENT

19.1 Parties may amend and supplement this Agreement with a written agreement. The amendment and supplement duly executed and signed by the parties shall be part of this Agreement and shall have the same legal effect as this Agreement.

19.2 This Agreement together with any amendments, supplements or modifications to this Agreement shall be in written form and become effective on the date when stamped and signed by the parties.

ARTICLE 20 COUNTERPARTS

This Agreement is executed by Chinese in nine copies, each of which has the same legal effect. The Pledgee, each Pledgor and P3A shall hold one copy and the remaining three copies shall be provided to relevant government departments.

IN WITNESS WHEREOF, the Parties executed this Agreement on the date first above written.

(No text below)

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Party A: Aero-Biotech Science & Technology Co., Ltd.


Legal representative/authorized representative: /s/ Qian Zhaohua
                                                --------------------------------

Seals: [Seal: Aero-Biotech Science & Technology Co., Ltd.]


Party B: Li Juan


Signature: /s/ Li Juan
          ---------------------------


Party C: Qian Zhaohua


Signature: /s/ Qian Zhaohua
          ---------------------------


Party D: Xue Zhixin


Signature: /s/ Xue Zhixin
          ---------------------------


Party E: Zhang Mingshe


Signature: /s/ Zhang Mingshe
          ---------------------------


Party F: Primalights III Agriculture Development Co., Ltd.


Legal representative/authorized representative: /s/
                                                --------------------------------

Seals: [Seal: Primalights III Agriculture Development Co., Ltd.]